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                                                                   Exhibit 10.42

Option No. 1995-1B NQOPC

                                CHASE CORPORATION

                           NON-QUALIFIED STOCK OPTION

         CHASE CORPORATION (the "Company"), a Massachusetts corporation, as an incentive and inducement to Peter Chase (the "Optionee"), who is presently an employee of the Company, to devote his best efforts to the affairs of the Company, which incentive and inducement the Company has determined to be sufficient consideration for the grant of this Option, hereby grants to the Optionee the right and option (the "Option") to purchase from the Company up to 251,855 shares of its Common Stock, $.10 par value (the "Stock"). This Option is granted under, and is subject to the provisions of, the Company' s 1995 Stock Option Plan (the "Plan") and shall be exercisable only on the following terms and conditions:

         1. The price to be paid for each share of Stock upon exercise of the whole or any part of this Option shall be $3 3/8 which is not less than 100% of the fair market value of a share of Stock of the Company on the date hereof.

         2. This Option may be exercised at any time with respect to that number of shares that shall have vested as of the date of exercise. Options with respect to 51,855 shares shall vest proportionately on a monthly basis on the 17th day of each month commencing August 17, 1995 and ending on July 17, 2000. The balance of the options granted hereunder shall vest proportionately on a monthly basis on the 17th day of each month commencing August 17, 2000 and ending on July 17, 2005 and provided however that this Option may not be exercised as to any shares after the expiration of ten years from the date hereof.

         3. This Option may be exercised at any time and from time to time, subject to the limitation of section 2 above, up to the aggregate number of shares specified herein, but in no event for the purchase of other than full shares. Written notice of exercise shall be delivered to the Company specifying the number of shares with respect to which the Option is being exercised and a date not later than fifteen days after the date of the delivery of such notice as the date on which the Optionee will take up and pay for such shares. On the date specified in such notice, the Company will deliver to the Optionee a certificate for the number of shares with respect to which the Option is being exercised against payment therefor in cash, by certified check or in such other form, including shares of Stock of the Company valued at their fair market value on the date of delivery, as the Compensation Committee may at the time of exercise approve.

         4. The Optionee shall not be deemed, for any purpose, to have any rights whatever in respect of shares to which the Option shall not have been exercised and payment made as aforesaid. The Optionee shall not be deemed to have any rights to continued employment by virtue of the grant of this Option.

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         5.       In the event the Compensation Committee in its discretion
determines that any stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change affects the Stock such that adjustment is required in order to preserve the benefits or potential benefits of this Option, the maximum aggregate number and kind of shares or securities of the Company subject to this Option, and the exercise price of this Option, shall be appropriately adjusted by the Compensation Committee (whose determination shall be conclusive) so that the proportionate number of shares or other securities subject to this Option and the proportionate interest of the Optionee shall be maintained as before the occurrence of such event.

         6. In the event of a consolidation or merger of the Company with another corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company, the Optionee shall be entitled to receive upon exercise and payment in accordance with the terms of the Option the same shares, securities or property as he would have been entitled to receive upon the occurrence of such event if he had been, immediately prior to such event, the holder of the number of shares of Stock purchasable under his Option; provided, however, that in lieu of the foregoing the Board of Directors of the Company (the "Board") may upon written notice to the Optionee provide that such Option shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised. In connection with such notice, the Board may in its discretion accelerate or waive any deferred exercise period.

         Notwithstanding the foregoing, in the event of an acquisition of the Company involving a change in control, whether by merger or consolidation, sale of assets or sale of stock, this Option shall become exercisable as to all shares specified herein without regard to any deferred exercise period. A "change in control" shall be deemed to have occurred if, as a result of the transaction, a change in control of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to section 13 or l5(d) of the Securities Exchange Act of 1934 (whether or not the Company is then required to file such report) has occurred.

         7. This Option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and is exercisable, during the Optionee's lifetime, only by him.

         8. If the Optionee's employment with (i) the Company, or (ii) a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming a stock option in a transaction to which Section 424(a) of the Internal Revenue Code of 1986, as amended (the "Code") applies, is terminated for any reason of his than by his death or disability (within the meaning of.
Section 22 (e) (3) of the Code), he may exercise the rights which he had hereunder at the time of such termination only within three months from the date of termination. If his status as an employee is terminated for reason of disability, such rights may be exercised within six months from the date of termination. Upon the death of the Optionee, those entitled to do so by the Optionee's will or the laws of descent and distribution shall have the right, at any time within six months after the date of death, to exercise in whole or in part any rights which were available to the Optionee at the time of his death. This Option shall terminate, and no rights hereunder may be exercised, after the expiration of the applicable exercise period.

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Notwithstanding the foregoing provisions of this Section 8, no rights under this
Option may be exercised after the expiration of the seven years from the date of grant of this Option.

         9. It shall be a condition to the Optionee's right to purchase shares hereunder that the Company may, in its discretion, require that in the opinion of counsel for the Company the proposed purchase shall be exempt from registration under the Securities Act of 1933, as amended, and the Optionee shall have made such undertakings and agreements with the Company as the Company may reasonably require, and that such other steps, if any, as counsel for the Company shall deem necessary to comply with any law, rule or regulation applicable to the issue of such shares by the Company shall have been taken by the Company or the Optionee, or both. The certificates representing the shares purchased under this Option may contain such legends as counsel for the Company shall deem necessary to comply with the applicable law, rule or regulation.

         10. The exercise of this Option is conditioned upon the payment, if the Company so requests, by the Optionee or his heirs by will or by the laws of descent and distribution or other permitted transferee, of all state and federal taxes imposed upon the exercise of this Option and the issue to the Optionee of the shares covered hereby.

         11. This Option is issued pursuant to the terms of the Plan. This Option does not set forth all of the terms and conditions of the Plan, which are incorporated herein by reference. Copies of the Plan may be obtained upon written request without charge from the Company.

         IN WITNESS WHEREOF the Company has caused this Option to be executed on its behalf and its corporate seal to be hereunto affixed as of July 18, 1995.

                                           CHASE CORPORATION


                                           By:  /s/ Everett Chadwick
                                              ----------------------
                                           Title:  Treasurer

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